                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JULY 15, 2002

                              DYNEGY HOLDINGS INC.
             (Exact Name of Registrant as Specified in its Charter)

         Delaware                        0-29311                94-3248415
(State or other jurisdiction     (Commission File Number)      (IRS Employer
     of incorporation)                                      Identification No.)

                           1000 Louisiana, Suite 5800
                              Houston, Texas 77002
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (713) 507-6400

                                 Not Applicable
          (Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS.

     On July 15, 2002, Dynegy Inc. ("Dynegy"), the wholly owning parent company of Dynegy Holdings Inc. ("Dynegy Holdings"), issued a press release announcing that it will adjust its previously disclosed estimated second quarter pre-tax charge from $450 to $500 million. The adjustment is the result of an increase in an expected non-cash charge in the company's natural gas marketing business. A portion of the expected natural gas marketing charge was included in Dynegy's June 24, 2002 estimate for the second quarter charge. Dynegy has since determined, through a balance sheet review and reconciliation process started early in 2002, that the natural gas marketing charge will be approximately $125 million. Dynegy management believes the charge is largely associated with the process of reconciling accrued to actual results in its natural gas marketing business and that it accumulated over a number of years.

     Dynegy will record the natural gas marketing charge at the end of the second quarter and, if necessary, correct prior period financial statements based on its continuing review process to determine the periods affected. Dynegy has requested that its independent auditor, PricewaterhouseCoopers, re-audit its financial statements for 1999 and 2000. PricewaterhouseCoopers is already conducting a re-audit of Dynegy's 2001 financial statements. Dynegy estimates that it will take the remainder of the year to complete the three-year re-audit. PricewaterhouseCoopers will conduct an interim review of Dynegy's quarterly financial statements for 2002 once the re-audit has been completed.

     Dynegy also announced that it expects the criteria for and interpretation of hedge accounting under the Statement of Financial Accounting Standards No. 133 ("FAS 133") to be one of the issues addressed in the re-audits. FAS 133 governs whether derivative transactions should be accounted for on the basis of accrual or mark-to-market accounting. During the five-quarter period ended March 31, 2002, Dynegy accounted for certain derivative transactions as hedges of its generation facilities. Dynegy received in cash and recognized operating margin of approximately $80 million in such hedge transactions on an accrual basis over the five quarters. If Dynegy's accounting treatment relating to FAS 133 were to change as a result of the re-audit, the income recognized over the five quarters may be re-allocated within the period. Cash flow for the five-quarter period would remain unaffected by a change in the timing of income statement recognition, if any.

     Dynegy also provided an update on its liquidity and financial position, stating that it has maintained adequate liquidity to meet its current obligations and commitments. Dynegy further announced that it completed a $200 million interim financing which matures in six months and is secured by interests in the Renaissance and Rolling Hills merchant power generation facilities. After taking into account the $200 million financing and July 15 maturities of $200 million at Dynegy Holdings Inc. and $96 million at Illinois Power Company, Dynegy stated that its liquidity remains above $900 million.

     A copy of Dynegy's July 15, 2002 press release is attached hereto as exhibit 99.1 and is incorporated herein by this reference.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

a) Financial Statements of Business Acquired - Not Applicable.

b) Pro Forma Financial Information - Not Applicable.

c) Exhibits:

     99.1       Press Release of Dynegy Inc. dated July 15, 2002.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    DYNEGY HOLDINGS INC.

                                    BY:   /s/ Keith R. Fullenweider
                                       -----------------------------------
                                       Keith R. Fullenweider
                                       Senior Vice President,
                                       Deputy General Counsel and Secretary

Dated: July 15, 2002